                                                                     EXHIBIT 3.1

                CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                         NORTHWEST TELEPRODUCTIONS, INC.

      We, the undersigned, John G. Lindell, President, and James N. Steffen, Secretary, of Northwest Teleproductions, Inc., a Minnesota corporation, subject to the provisions of Chapter 301 of the Minnesota Statutes, do hereby certify that, acting pursuant to the provisions of Minnesota Statutes, Section 301.26, Subd. 11, the shareholders of said corporation duly adopted by unanimous written consent on the 2nd day of March, 1976, Restated Articles of Incorporation in the form attached hereto, pursuant to Section 301.37, Subd. 3(5) of the Minnesota Statutes, which Restated Articles of Incorporation shall supersede and take the place of the existing Articles of Incorporation and all amendments thereto of Northwest Teleproductions, Inc.

      IN WITNESS WHEREOF, we have hereunto subscribed out names this 2nd day of March, 1976.

                           /s/ John G. Lindell
                           John G. Lindell, President

(No Corporate Seal)
                           /s/ James N. Steffen
                           James N. Steffen, Secretary

STATE OF MINNESOTA  )
                    )  SS.
COUNTY OF CARVER    )

      The foregoing instrument was acknowledged before me this 2nd day of March, 1976, by John G. Lindell and James N. Steffen.

(Notarial Seal)           /s/ Karen Reamer
                          Notary Public

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         NORTHWEST TELEPRODUCTIONS, INC.

                                ARTICLE 1 - NAME

            1.1) The name of the corporation shall be NORTHWEST TELEPRODUCTIONS, INC.

                          ARTICLE 2 - REGISTERED OFFICE

            2.1) The location and post office address of the registered office of the corporation in this state shall be 4444 West 76th Street, Minneapolis, Minnesota, 55435.

                              ARTICLE 3 - DURATION

            3.1) The duration of the corporation shall be perpetual.

                              ARTICLE 4 - PURPOSES

          4.1) The corporation shall have general business purposes and may engage in any lawful activities.

                            ARTICLE 5 - CAPITAL STOCK

            5.1) Authorized Shares. The total authorized number of shares of the corporation shall be Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, par value $.01.

            5.2) Issuance of Stock. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, allot, issue, sell and deliver shares of stock of any class of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board shall determine.

            5.3) Issuance of Stock Rights. The Board of Directors is further authorized from time to time to grant and issue rights to convert securities of the corporation into shares of stock of the corporation of any class or classes, options to purchase or subscribe for such shares of stock, and warrants to purchase or subscribe for such shares of stock, and to fix the terms, provisions and conditions of such rights, options or warrants, including the conversion basis or bases and the option price or prices at which such shares may be purchased or subscribed for.

                       ARTICLE 6 - RIGHTS OF SHAREHOLDERS

            6.1) Preemptive Rights. No holder of any stock of the corporation shall have any preemptive right to subscribe for or purchase his proportionate share of any stock of the corporation now or hereafter authorized or issued.

            6.1) Voting Rights. At each meeting of the shareholders and with respect to any matter upon which the shareholders shall have a right to vote, each holder of record of shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock so held. No shareholder shall have the right to cumulate his votes for the election of directors and there shall be no cumulative voting for any purpose whatsoever.

                              ARTICLE 7 - DIRECTORS

            7.1) Names. The names and post office addresses of the directors of the corporation on the date of adoption of these Restated Articles of Incorporation are:

         John G. Lindell   4444 West 76th Street
                           Minneapolis, Minnesota 55435

            7.2) Number and Term. The management of the corporation shall be vested in a Board of Directors. The number of directors shall be fixed by the Bylaws and may be altered by amending the Bylaws but shall never be less than required by law. The term of office of each of the directors shall be fixed by the Bylaws.

                               ARTICLE 8 - BYLAWS

            8.1) The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, in the manner provided in the Bylaws, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the Minnesota Business Corporation Act.

                            ARTICLE 9 - MISCELLANEOUS

            9.1) Interested Directors. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction off the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

            9.2) Ratification by Shareholders. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting power at any meeting of shareholders and such ratification shall, so far as permitted by law and by these Articles of Incorporation, be as valid and as binding as though ratified by every shareholder of the corporation.

            9.3) Indemnification of Directors, Officers, Employees and Agents. Except as otherwise provided in the Bylaws, directors, officers, employees and agents of the corporation shall be indemnified to the maximum extent permitted by the Minnesota Business Corporation Act, as from time to time amended, for expenses and liabilities arising by reason of their position with, or by acts in such capacities on behalf of, the corporation or another corporation which they may serve at the request of the corporation.

              ARTICLE 10 - MERGER, CONSOLIDATION AND SALE OF ASSETS

            10.1) When and if authorized by the affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, the corporation may merge or consolidate into or with another corporation or sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such consideration (which may be money or other property) as the Board of Directors shall deem advisable.

               ARTICLE 11- AMENDMENT OF ARTICLES OF INCORPORATION

            11.1) Reservation of Rights. The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

            11.2) Amendment Procedure. Any amendment may be adopted by the affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, except as may be otherwise prescribed by the Statutes of the State of Minnesota.

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         NORTHWEST TELEPRODUCTIONS, INC.

      Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the Articles of Incorporation of Northwest Teleproductions, Inc. were amended at a meeting of the shareholders of the corporation duly convened and held on the 24th day of July, 1986, by (i) amending Section 5.1 thereof to read as set forth on Exhibit A hereto, (ii) adding thereto a Section 5.4 to read as set forth on Exhibit B hereto, and (iii) adding thereto a new Article 12 to read as set forth on Exhibit C hereto.

      I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                          /s/ Robert C. Mitchell
                          Robert C. Mitchell, President

STATE OF MINNESOTA  )
                    )  SS.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 14th day of August, 1986, by Robert C. Mitchell, President of Northwest Teleproductions, Inc., a Minnesota corporation, on behalf of the corporation.

(Notarial Seal)           /s/ Michelle A. Caron
                          Notary Public

                                                                       EXHIBIT A

      "5.1) Authorized Shares. The total authorized number of shares of the corporation shall be 12,500,000 shares, par value $.01, consisting of 10,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock."

                                                                       EXHIBIT B

      "5.4) Designation of Preferred Stock Rights. The Board of Directors is further authorized to establish, by resolution adopted and filed in the manner provided by law, and to grant rights to subscribe for or purchase, and issue, one or more series of Preferred Stock having such preferences, rights and limitations as the Board may establish in such resolution."

                                                                       EXHIBIT C

               "ARTICLE 12 -- RELATED PERSON BUSINESS TRANSACTIONS

     12.1) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than three-fourths of the voting power of the outstanding "voting shares" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Related Person Business Transaction" (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Related Person Business Transaction involving a Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such three-fourths voting requirement shall not be applicable if:

            (a) The "Continuing Directors" (as hereinafter defined) by a majority vote have expressly approved the Related Person Business Transaction; or

            (b) The Related Person Business Transaction is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the "Related Person" (as hereinafter defined) in the Related Person Business Transaction is an amount at least equal to the "Highest Purchase Price" (as hereinafter defined).

      12.2) For the purposes of this Article 12:

            (a) The term "Related Person Business Transaction" shall mean (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person, (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary, (iii) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation or of a Subsidiary to or with a Related Person,
      (iv) any sale, lease, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary, (v) the issuance, sale, transfer or other disposition to a Related Person of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the corporation), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, and (vii) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.

            (b) The term "Related Person" shall mean and include (i) any person or entity which, together with its "Affiliates" and "Associates" (both as hereinafter defined), "beneficially owns" (as hereinafter defined) in the aggregate 15 percent or more of the outstanding voting shares of the corporation, and (ii) any Affiliate or Associate (other than the corporation or a wholly-owned subsidiary of the corporation) of any such person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding, or disposing of voting shares of the corporation shall be deemed to be a "person" or "entity" as the case may be.

            (c) The term "Affiliate", used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

            (d) The term "Associate", used to indicate a relationship with a specified person or entity, shall mean (i) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and
      (iv) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or a wholly-owned subsidiary of the corporation).

            (e) The term "Substantial Part" shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

            (f) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

            (g) The term "Continuing Director" shall mean (i) a director who was a member of the Board of Directors of the corporation on the date this
      Article 12 is first approved by the shareholders as an amendment to the Articles of Incorporation of the corporation; or (ii) a director who became a director before any Related Person involved in the Related Person Business Transaction in question became a Related Person; or (iii) any person becoming a director whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

            (h) The term "voting shares" shall mean shares of capital stock of a corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

            (i) The term "Highest Purchase Price" shall mean the highest amount of cash or the fair market value of the property, securities or other consideration paid by the Related Person for a share of Common Stock of the corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the Highest Purchase Price and the effective date of the merger, consolidation or exchange of shares or the date of distribution to shareholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

            (j) (i) A person or entity "beneficially owns" voting shares of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (A) voting power which includes the power to vote, or to direct the voting of, such voting shares, or (B) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person or entity of beneficial ownership of voting shares of the corporation or preventing the vesting of such beneficial ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article 12 to be the beneficial owner of such voting shares. All voting shares of the corporation beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of voting shares of the corporation beneficially owned by such person or entity. Any voting shares of the corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant or option, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by any other person or entity.

                  (ii) Notwithstanding the foregoing provisions of subparagraph
            12(j)(i) hereof.

                        (A) A member of a national securities exchange shall not
                  be deemed to be a beneficial owner of voting shares of the corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;

                        (B) A commercial bank, broker or dealer or insurance
                  company which in the ordinary course of business is a pledgee of voting shares of the corporation under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged voting shares until the pledgee has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the corporation nor in connection with any transaction having such purpose or effect and, prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the corporation; and

                        (C) A person or entity engaged in business as an
                  underwriter of securities who acquires voting shares of the corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.

      12.3) For the purposes of this Article 12 the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of voting shares of the corporation that any person or entity "beneficially owns" (b) whether a person or entity is an Affiliate or Associate of another, (c) whether the assets subject to any Related Person Business Transaction constitute a Substantial Part, (d) whether any business transaction is one in which a Related Person has an interest, (e) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the Related Person in a Related Person Business Transaction is an amount at least equal to the Highest Purchase Price, and (f) such other matters with respect to which a determination is required under this Article 12.

      12.4) Notwithstanding Section 11.2 hereof, the provisions set forth in this Article 12, including this Section 12.4, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than three-fourths of the voting power of the outstanding voting shares of the corporation."

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         NORTHWEST TELEPRODUCTIONS, INC.

      Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the Articles of Incorporation of Northwest Teleproductions, Inc. were amended at a meeting of the shareholders of the corporation duly convened and held on the 23rd day of July 1987, by adding a new Article 13 to read as follows:

                 "ARTICLE 13 - LIMITATION OF DIRECTOR LIABILITY

            To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

      I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                              /s/ Robert C. Mitchell
                              Robert C. Mitchell, President

STATE OF MINNESOTA )
                   )  SS.
COUNT OF HENNEPIN  )

     The foregoing instrument was acknowledge before me this 23rd day of July 1987, by Robert C. Mitchell, President of Northwest Teleproductions, Inc., a Minnesota corporation, on behalf of the corporation.

(Notarial Seal)               /s/ David C. Grorud
                              Notary Public

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                         NORTHWEST TELEPRODUCTIONS, INC.

                        (Pursuant to Chapter 302A of the
                       Minnesota Business Corporation Act)

      Northwest Teleproductions, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company at a meeting duly called and held on July 31, 1998:

      RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of Section 5.4 of the Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

      Series A Preferred Stock:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

      Section 2. Dividends and Distributions.

      (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the

Company or Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Dividend Multiple") the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (as adjusted, the "Vote Multiple") on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided in Section 10 hereof, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

            (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other
            distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A

            Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Liquidation Preference Multiple") the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A

Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Preference Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, statutory exchange combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times (as adjusted, the "Exchange Multiple") the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Exchange Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Stock.

      Section 10. Amendment. If any proposed amendment to the Articles of Incorporation or this Certificate of Designation would alter or change the preferences, special rights or powers given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary to the adoption thereof, in addition to such other vote as may be required by the Minnesota Business Corporation Act.

      Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

      I certify that I am authorized to execute this Certificate of Designations, and I further certify that I understand that by signing this Certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48, as if I had signed this Certificate under oath.

Dated:  August 3, 1998

                                    /s/ Phillip A. Staden
                                    Phillip A. Staden, President and
                                    Chief Executive Officer

                               ARTICLES OF MERGER
                                       OF
                   NORTHWEST TELEPRODUCTIONS/KANSAS CITY, INC.
                                      INTO
                         NORTHWEST TELEPRODUCTIONS, INC.

      Pursuant to the provisions of Minnesota Statutes, and particularly Section 302A.621 thereof, the following Articles of Merger are executed on the date hereinafter set forth:

      FIRST: Attached hereto as Exhibit A is a copy of a Plan of Merger to merge Northwest Teleproductions/Kansas City, Inc., a Minnesota corporation, into Northwest Teleproductions, Inc., a Minnesota corporation (the "Parent") and, in connection therewith, to change the name of the Parent to "Broadview Media, Inc."

      SECOND: The Plan of Merger has been approved by the Parent pursuant to Chapter 302A, Section 302A.621.

      THIRD: Northwest Teleproductions/Kansas City, Inc. has 100 outstanding shares, all of which are owned by the Parent.

      I certify that I am authorized to execute these Articles of Merger and I further certify that I understand that by signing these Articles of Merger I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48, as if I had signed these Articles of Merger under oath.

     Dated this _______ day of _______________, 2000.

                                         NORTHWEST TELEPRODUCTIONS,
                                         INC.

                                         By
                                            Its President

                                    EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                   NORTHWEST TELEPRODUCTIONS/KANSAS CITY, INC.
                                      INTO
                         NORTHWEST TELEPRODUCTIONS, INC.

      1. Northwest Teleproductions, Inc. (the "Parent"), as the owner of all of the outstanding shares of Northwest Teleproductions/Kansas City, Inc. ("Kansas City"), shall merge Kansas City into the Parent (the "Merger") in accordance with the provisions of Minnesota Statutes, Section 302A.621.

      2. In connection with the Merger, the name of the Parent shall be changed to "Broadview Media, Inc."

      3. In connection with the merger, the Parent, as the surviving corporation, shall assume all of the obligations of Kansas City outstanding at the effective time of the Merger.

      4. The shares of Kansas City shall not be converted into shares of the Parent but shall, at the effective time of the Merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

      5. The effective time of the Merger herein provided for shall be the date on which Articles of Merger are filed with the Secretary of State.

            RESOLUTIONS FOR ADOPTION AT MEETING OF BOARD OF DIRECTORS
                                       OF
                         NORTHWEST TELEPRODUCTIONS, INC.

                                 March 23, 2000

                           Adoption of Plan of Merger

      RESOLVED, that the following Plan of Merger to merge Northwest Teleproductions/Kansas City, Inc. into this corporation be and it hereby is adopted and approved:

      1. Northwest Teleproductions, Inc. (the "Parent"), as the owner of all of the outstanding shares of Northwest Teleproductions/Kansas City, Inc. ("Kansas City"), shall merge Kansas City into the Parent (the "Merger") in accordance with the provisions of Minnesota Statutes, Section 302A.621.

      2. In connection with the Merger, the name of the Parent shall be changed to "Broadview Media, Inc."

      3. In connection with the merger, the Parent, as the surviving corporation, shall assume all of the obligations of Kansas City outstanding at the effective time of the Merger.

      4. The shares of Kansas City shall not be converted into shares of the Parent but shall, at the effective time of the Merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

      5. The effective time of the Merger herein provided for shall be the date on which Articles of Merger are filed with the Secretary of State.

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                              BROADVIEW MEDIA, INC.

      (Pursuant to Chapter 302A of the Minnesota Business Corporation Act)


         Broadview Media, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (hereinafter called the "Company"), hereby certifies that the following resolution establishing Series B Preferred Stock of the Company pursuant to Minnesota Statutes, Section 302A.401 was duly adopted by the directors of the Company on March 29, 2005:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         SERIES B PREFERRED STOCK:

         Section 1. Designation and Amount. The shares of such series shall be designated, from the Company's heretofore undesignated shares, as "Series B Preferred Stock" (the "Series B Preferred Stock") and shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the Company. The aggregate number of authorized shares of Series B Preferred Stock is 500,000.

         Section 2. Voting Rights. Subject to the rights of the holders of shares of any series of capital stock of the Company ranking on a parity with or superior to the Series B Preferred Stock with respect to voting, each share of Series B Preferred Stock shall entitle its holder to vote on all matters submitted to the Company's shareholders, as if such holder held the number of shares of the Company's Common Stock ("Common Stock") into which such share of Series B Preferred Stock may be converted in accordance with Section 5. Except as otherwise required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock and any other capital stock of the Company having voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company. In the event that applicable law requires that the holders of Series B Preferred Stock shall be entitled to vote as a class or series on a particular matter, the holders of shares of Series B Preferred Stock and the holders of any other preferred stock of the Company shall vote together as one class or series on such matter to the extent permitted by law.

         Section 3. Dividends.


                  (A) Each share of Series B Preferred Stock shall entitle its holder to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends at an annual rate of $0.06 per share of Series B Preferred Stock. Such dividends shall accrue, without interest, and be cumulative if not declared and paid on such annual basis.

                  (B) The foregoing dividend rights of the holders of Series B Preferred Stock shall rank prior and superior to the rights of the holders of Series A Preferred Stock to receive cash dividends when, as and if declared by the Board of Directors. Subject to the rights of holders of any other series of capital stock of the Company ranking on a parity with or superior to the Series B Preferred Stock with respect to dividends, no dividends on any Common Stock or other capital stock of the Company will be declared or paid or set apart for payment in any year unless the Company has paid in full for such year the dividends described in Section 3(A) above plus all cumulative and unpaid dividends to the holders of Series B Preferred Stock.

         Section 4. Liquidation.

                  (A) Subject to the rights of holders of any other series of capital stock of the Company ranking on a parity with or superior to the Series B Preferred Stock with respect to liquidation preference, each share of Series B Preferred Stock shall entitle its holder to receive, in the event of the liquidation or dissolution of the Company, $1.25 in cash, together with an amount in cash equal to the cumulative dividends, whether or not declared, that are unpaid thereon up to the date of distribution, before any payment is made or assets distributed to the holders of Series A Preferred Stock, Common Stock or any other capital stock of the Company.

                  (B) If upon such liquidation or dissolution, and after any required preferential distribution of assets and funds to holders of shares of capital stock of the Company ranking superior to the Series B Preferred Stock with respect to liquidation preference, the assets and funds remaining available for distribution to holders of Series B Preferred Stock and all series of capital stock ranking on a parity with Series B Preferred Stock with respect to liquidation preference (collectively, "Parity Stock") shall be insufficient to pay the holders of such shares the full preferential amounts to which they shall be entitled, (i) as between the several series of Parity Stock, the total amount to be distributed to the holders of each individual series shall be determined by multiplying the total amount available for distribution to all holders of Parity Stock by a fraction, the numerator of which shall be the total liquidation preference of all shares of such individual series then outstanding and the denominator of which shall be the liquidation preference of all shares of Parity Stock then outstanding; and (ii) once the total amount to be distributed with respect to each individual series of Parity Stock has been determined pursuant to the foregoing calculation, each holder of such individual series shall share pro rata in the total amount to be distributed to all holders of such series in proportion to the number of shares of such series held.

                  (C) Upon the completion of the distribution required by subparagraph (A) of this Section 4, the remaining assets of the Company, if any, available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock in accordance with its rights and thereafter to the holders of Common Stock.

         Section 5. Conversion.

                  (A) Each share of Series B Preferred Stock shall entitle its holder to convert such share of Series B Preferred Stock into one share of Common Stock.

                  (B) Each share of Series B Preferred Stock shall automatically be converted into one share of Common Stock on the date upon which the Company obtains the written consent to such conversion by the holders of a majority of the then outstanding shares of Series B Preferred Stock.

                  (C) Each share of Series B Preferred Stock shall automatically be converted into one share of Common Stock on the date upon which the Company obtains the written consent to such conversion by the holders of a majority of the then outstanding shares of all preferred stock of the Company, voting together as one class, provided that all outstanding shares of preferred stock of the Company shall be converted into Common Stock concurrent with such conversion of Series B Preferred Stock.

         Section 6. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         Section 7. Stock Splits, Dividends. The conversion rate stated in
Section 5 above shall be equitably adjusted in the event of a stock split of or stock dividend on the Common Stock.

         Section 8. No Preemptive Rights. The holders of Series B Preferred Stock shall not have any preemptive rights pursuant to Minnesota Statutes 302A.413. The Company may, however, grant preemptive rights by agreement.

         Section 9. Status of Converted or Redeemed Stock. Upon redemption or conversion of any shares of Series B Preferred Stock, any shares so redeemed or converted shall constitute undesignated authorized but unissued shares of the Company. At such time as all outstanding shares of Series B Preferred Stock have been converted or redeemed, (i) any theretofore authorized but unissued shares of such class or series shall also return to the status of undesignated shares;
(ii) this Certificate of Designation shall be deemed amended to eliminate all authorized Series B Preferred Stock and the terms and provisions thereof, and
(iii) the Board of Directors and officers of the Company are authorized to take such action and execute and file such instruments as may be necessary or appropriate to effect such amendment.

         Section 10. Waivers. Holders of a majority of the outstanding Series B Preferred Stock may waive the Company's compliance with any provision set forth herein.

         Section 11. Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series B Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         I certify that I am authorized to execute this Certificate of Designation and I further certify that I understand that by signing this Certificate I am subject to the penalties of perjury as set forth in Section 609.48, Minnesota Statutes, as if I had signed this Certificate under oath.



                                                /s/  H. Michael Blair
                                            ------------------------------------
                                            H. Michael Blair
                                            Chief Financial Officer